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                                                      PricewaterhouseCoopers LLP
                                                      PO Box 363566
                                                      San Juan PR 00936-3566
                                                      Telephone (787) 754 9090

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration
Statement on Form S-8 of our report dated February 24, 2000 relating to the financial statements, which appears in the 1999 Annual Report to Shareholders of
Popular, Inc., which is incorporated by reference in Popular, Inc.'s Annual
Report on Form 10-K for the year ended December 31, 1999.

We also consent to the incorporation by reference in this Registration Statement of our reports dated June 5, 2000 relating to the financial statements of
Popular Finance, Inc. Retirement & Savings Plan and Popular Leasing & Rental,
Inc. Retirement & Savings Plan, and our report dated June 28, 2000 relating to the financial statements of Popular Mortgage, Inc. 1165(e) Plan, which appear on their respective Forms 11-K for the year ended December 31, 1999.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Juan, Puerto Rico
January 2, 2001